Exhibit 4.19

This Supplemental Indenture (this “Supplemental Indenture”), dated as of May 31, 2024, is among NuStar Energy L.P., a Delaware limited partnership, NuStar Logistics, L.P., a Delaware limited partnership, NuStar Permian Transportation and Storage, LLC, a Delaware limited liability company, NuStar Pipeline Operating Partnership L.P., a Delaware limited partnership, NuStar Pipeline Partners L.P., a Delaware limited partnership, NuStar Permian Crude Logistics, LLC, a Delaware limited liability company, and NuStar Permian Holdings, LLC, a Delaware limited liability company (each, a “Guaranteeing Subsidiary” and collectively the “Guaranteeing Subsidiaries”), Sunoco LP, a Delaware limited partnership (the “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 30, 2024 providing for the issuance of its (i) 7.000% Senior Notes due 2029 (the “2029 Notes”) and (ii) 7.250% Senior Notes due 2032 (the “2032 Notes” and, together with the 2029 Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances a Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. Each of the Guaranteeing Subsidiaries hereby agrees to provide an unconditional guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. No Recourse Against Others. No past, present or future director, officer, partner, member, employee, incorporator, manager or unit holder or other owner of Equity Interests of any of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto, and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Issuer.

(Signature page follows.)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARIES:

NUSTAR ENERGY L.P.
By:	Riverwalk Logistics, L.P., its general partner
By:	NuStar GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

NUSTAR LOGISTICS, L.P.
By:	Riverwalk Logistics, L.P., its general partner
By:	NuStar GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

NUSTAR PERMIAN TRANSPORTATION AND STORAGE, LLC
By:	NuStar Permian Holdings, LLC, its sole member
By:	NuStar Logistics, L.P., its sole member
By:	Riverwalk Logistics, L.P., its general partner
By:	NuStar GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

NUSTAR PIPELINE OPERATING PARTNERSHIP L.P.
By:	NuStar Pipeline Company, LLC, its general partner
By:	LegacyStar Services, LLC, its sole member
By:	NuStar Energy L.P., its sole member
By:	Riverwalk Logistics, L.P., its general partner
By:	NuStar GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

Signature Page to Supplemental Indenture

(7.000% Senior Notes due 2029, 7.250% Senior Notes due 2032)

NUSTAR PIPELINE PARTNERS L.P.
By:	NuStar Pipeline Company, LLC, its general partner
By:	LegacyStar Services, LLC, its sole member
By:	NuStar Energy L.P., its sole member
By:	Riverwalk Logistics, L.P., its general partner
By:	NuStar GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

NUSTAR PERMIAN CRUDE LOGISTICS, LLC
By:	NuStar Permian Holdings, LLC, its sole member
By:	NuStar Logistics, L.P., its sole member
By:	Riverwalk Logistics, L.P., its general partner
By:	NuStar GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

NUSTAR PERMIAN HOLDINGS, LLC
By:	NuStar Logistics, L.P., its sole member
By:	Riverwalk Logistics, L.P., its general partner
By:	NuStar GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

Signature Page to Supplemental Indenture

(7.000% Senior Notes due 2029, 7.250% Senior Notes due 2032)

ISSUER:

SUNOCO LP
By:	Sunoco GP LLC, its general partner

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

Signature Page to Supplemental Indenture

(7.000% Senior Notes due 2029, 7.250% Senior Notes due 2032)

GUARANTORS:

SUNOCO FINANCE CORP.

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

SUNOCO, LLC
By:	Sunoco LP, its sole member
By:	Sunoco GP LLC, its general partner

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

SUNOCO REFINED PRODUCTS LLC
SUNOCO RETAIL LLC
By:	Sunoco, LLC, its sole member

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

ALOHA PETROLEUM LLC

By:	/s/ Brian A. Hand
Name:	Brian A. Hand
Title:	President

ALOHA PETROLEUM, LTD.
By:	the Board of Directors

/s/ Robert S. Hood
Robert S. Hood

/s/ Brian A. Hand
Brian A. Hand

/s/ Edward S. Pak
Edward S. Pak

Signature Page to Supplemental Indenture

(7.000% Senior Notes due 2029, 7.250% Senior Notes due 2032)

SUNMARKS, LLC
By:	Sunoco Retail LLC, its sole member

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

SUNOCO NLR LLC
SUNOCO MIDSTREAM LLC
By:	Sunoco Refined Products LLC, its sole member

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	Chief Executive Officer

Signature Page to Supplemental Indenture

(7.000% Senior Notes due 2029, 7.250% Senior Notes due 2032)

TRUSTEE:

U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael K Herberger
Name:	Michael K. Herberger
Title:	Vice President

Signature Page to Supplemental Indenture

(7.000% Senior Notes due 2029, 7.250% Senior Notes due 2032)